                                                                    Exhibit 99.1


                                     ATTACHMENT A

                                 NOTICE OF RESCISSION

                            TRANSFORMATION PROCESSING INC.

                                Request for Rescission

                                          or

                       Affirmation of Subscription and Release

          THE RESCISSION OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK, NEW YORK TIME, ______________________,1999.

     Please complete and sign this document and return it to Transformation Processing Inc. at the address set forth below, on or before 5:00 P.M., New York City time, on _______________, 1999, the expiration date of the Rescission Offer. Please indicate your election by INITIALLING Box A or Box B, as appropriate.

Transformation Processing Inc.
5500 Explorer Drive, Suite 2000
Mississauga, Ontario L4W 5C7

Gentlemen:

     The undersigned hereby acknowledges having received and carefully read the rescission offer (the "Rescission Offer") described in the prospectus dated ___________, 1998 by Transformation Processing Inc. (the "Company") to repurchase the Rescission Securities hereinafter identified which were previously acquired by the undersigned from the Company (the "Securities").

     As indicated below, the undersigned hereby (i) elects to accept the Rescission Offer and requests that the Company repurchase the Rescission Securities in accordance with the terms of the Rescission Offer or (ii) affirms the undersigned's subscription for all of such securities.

     / /  A.    Request for Rescission

     1. The undersigned hereby irrevocably elects to accept the Company's offer to repurchase all of the Securities and to pay the undersigned an amount equal to the consideration which the undersigned paid to the Company for the Rescission Securities together with simple interest at the rate of 9% per annum.

     2. The undersigned hereby encloses the certificates identified below, representing all of the Rescission Securities that the undersigned acquired from the Company. All certificates representing shares of the Company's Common Stock must be duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate. The enclosed represents all, and not less than all, of the Rescission Securities that the undersigned acquired from the Company. The undersigned hereby represents that the undersigned is conveying all interests in the Rescission Securities free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

          Certificate No. ____ for ____ shares of Common Stock


     / /  B.    Affirmation of Subscription.

     The undersigned hereby affirms the undersigned's subscription or subscriptions to purchase all Securities of the Company, and elects NOT to accept the Company's offer to repurchase such Rescission Securities.


                                        THE UNDERSIGNED:


                                        ______________________________________
                                        Print name of the undersigned and, (a)
                                        if Rescission Securities are held by a
                                        partnership, corporation, trust or
                                        entity, the name and capacity of the
                                        individual signing on its behalf, and
                                        (b) if Rescission Securities are held as joint tenants or as community property, name(s) of co-purchaser(s).

Dated: _______, 1999                    ________________________________________
                                        Signature


                                        ________________________________________
                                        Tax I.D./Soc. Sec. No.


Dated: _______, 1999                    ________________________________________
                                        Signature


                                        ________________________________________
                                        Second Tax I.D./Soc. Sec. No.

Residence Address:
Street Address:                         ________________________________________


City, State and Zip Code:               ________________________________________

Mailing Address (if different from residence):

Street Address:                         ________________________________________

City, State and Zip Code:               ________________________________________